               Consent to Ernst & Young LLP, Independent Auditors


We consent to the incorporation by reference in (Form S-8 No. 333-08623, No. 333-36093, and No. 333-56933) pertaining to the Incentive Stock Option, Non-qualified Stock Option, and Restricted Stock Purchase Plan - 1991; 1995 Stock Option Plan for Directors; and Employee Stock Purchase Plan of our report dated January 31, 1999, with respect to the financial statements of SONUS Pharmaceuticals, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 1998.


                                                           /s/ ERNST & YOUNG LLP


Seattle, Washington
March  23, 1999